                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (Amendment No. 5) of our report dated November 1, 1996, except for Notes 13 and 15 as to which the date is December 6, 1996, and Note 16, as to which the date is February 3, 1997, on our audits of the financial statements and financial statement schedule of EMCORE Corporation. We also consent to the reference to our Firm under the caption "Experts."


                                        Coopers & Lybrand L.L.P.

Parsippany, New Jersey
March 4, 1997